Exhibit 10.9

ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED SEPTEMBER 24, 1999 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG UST DELIVERY SYSTEMS, INC. AND UNITED SHIPPING & TECHNOLOGY, INC., AS CO-BORROWERS, EACH SUBSIDIARY OF THE CO-BORROWERS LISTED ON EXHIBIT A THERETO, GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE.


                            SENIOR SUBORDINATED NOTE

                          $5,000,000 September 24, 1999

                                                          Minneapolis, Minnesota

            FOR VALUE RECEIVED, United Shipping & Technology, Inc., a Utah corporation ("UST"), and UST Delivery Systems, Inc., a Delaware corporation f/k/a Corporate Express Delivery Systems, Inc. ("CEDS", together with UST, the "Debtors"), hereby jointly and severally promise to pay to the order of Bayview Capital Partners LP, a Delaware limited partnership, or its assigns (the "Holder"), the principal sum of Five Million Dollars ($5,000,000), together with interest, in the manner provided herein. This Note was issued pursuant to a Note and Warrant Purchase Agreement dated as of September 24, 1999 (the "Agreement") between the Debtors and the Holder (or its predecessor in interest). This Note and is subject to, and the Holder is entitled to, the benefits of the Agreement. Except as to those terms otherwise defined in this Note, all capitalized terms used in this Note have the meanings provided in the Agreement.

            1. Repayment of Principal. All outstanding principal, if not previously paid, will be due and payable on September 30, 2004 (the "Stated Maturity Date").

            2. Interest. Interest will accrue on all outstanding unpaid amounts evidenced by this Note at an interest rate of twelve percent (12.0%) per annum; provided that from and after the date of any Event of Default (as defined in the Agreement) and until such Event of Default is remedied to the satisfaction of the Holder all such amounts will bear interest at fourteen percent (14.0%) per annum; and provided further, that in no event will the applicable interest rate exceed the highest rate permitted by applicable law. All interest will be computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month, and will compound quarterly. Accrued interest will be paid quarterly on the last day of each March, June, September, and December, commencing on December 31, 1999 and continuing thereafter until all principal amounts outstanding under this Note have been repaid, and on the Stated Maturity Date.

            3. Payments of Principal and Interest. All payments with respect to this Note will be made by wire transfer, in immediately available funds, to such account as the Holder may specify in writing, without any presentation of this Note. Each such payment will be applied first to the payment of accrued and unpaid interest and then to principal. Whenever any payment to be made under this Note is due on a Saturday, Sunday or holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time will in such case be included in the computation of the amount of interest due.

            4. Subordination. This Note is subject to Intercreditor and Subordination Agreement, dated September 24, 1999 (the "Subordination Agreement"), as the same may be amended, modified or otherwise supplemented from time to time, by and among UST Delivery Systems, Inc. and United Shipping & Technology, Inc., as Co-Borrowers, each subsidiary of the Co-Borrowers listed on Exhibit A thereto, General Electric Capital Corporation, as Agent, and the holders from time to time of the obligations arising under the subordinated loan agreement referred to in the Subordination Agreement.

            5. Events of Default. Upon the occurrence of any Event of Default (as defined in the Agreement), the Holder will have the rights provided in the Agreement.

            6. Optional Prepayments. The indebtedness evidenced by this Note may be prepaid, in whole or in part, if the prepayment will not give rise (either of itself or with the giving of notice or passage of time or both) to an Event of Default under the Agreement or a default or event of default under any other agreement to which any of the Debtors is a party or by which they are bound. Any prepayment made prior to the Stated Maturity Date must be accompanied by payment of a premium based on the amount of the prepayment, as follows:

            Date of Prepayment                                           Premium
            ------------------                                           -------
            On or before September 24, 2000                                 5.0%
            After September 24, 2000 and on or before September 24, 2001    4.0%
            After September 24, 2001 and on or before September 24, 2002    3.0%
            After September 24, 2002 and on or before September 24, 2003    2.0%
            After September 24, 2003 and on or before September 24, 2004    1.0%
            After September 24, 2004                                        None

            7. Mandatory Prepayments. In the event either Debtor closes a transaction consented to by the Holder involving a sale of all or substantially all of such Debtor's assets or a merger, consolidation or recapitalization of such Debtor, then all outstanding principal and accrued interest will become due and payable in cash at such closing. Any prepayment made under this Section 7 must be accompanied by payment of a premium determined in accordance with Section 6 above.

            8. General.

            8.1 The indebtedness evidenced by this Note is secured as provided in the Security Agreements (as defined in the Agreement).

            8.2 Payment of principal or interest on this Note may only be made to or upon order of the registered Holder. This Note is transferrable only to another accredited or institutional investor or to any general or limited partner of the Holder, by surrender of the Note to the Debtors, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder. Upon surrender of this Note for transfer as provided above, the Debtors will issue a new Note to, and register such new Note in the name of, the transferee and such new Note must contain the same legend as provided in this Note.

            8.3 The Debtors hereby:

            (a) waive diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note;

            (b) waive the benefit of any statute of limitations to the maximum extent permitted by law with respect to any action to enforce this Note and any other action related to this Note;

            (c) agree that the Holder will have the right, without notice, to grant any extension of time for payment of any indebtedness evidenced by this Note or any other indulgence or forbearance whatsoever;

            (d) agree that no failure on the part of the Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, will constitute a waiver of that power, right or privilege; and

            (e) agree that the acceptance at any time by the Holder of any past due amounts will not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable.

            8.4 Upon delivery of an affidavit in a form reasonably satisfactory to the Debtors from the Holder as to the loss, theft, destruction or mutilation of this Note, and upon receipt of an indemnity reasonably satisfactory to the Debtors from the Holder, or in the case of mutilation hereof, upon surrender of the mutilated Note, the Debtors will make and deliver a new Note of like tenor in lieu of this Note.

            8.5 This Note is governed in all respects by the internal laws of the State of Minnesota without regard to the conflicts of laws principles of any jurisdiction.

            8.6 In the event that the Debtors fail to pay any amount due under this Note, the Debtors shall pay all of the Holder's out-of-pocket collection costs, including without limitation, reasonable attorneys' fees and legal costs, whether or not any suit or enforcement proceeding is commenced.

            8.7 AT THE OPTION OF THE HOLDER, THIS NOTE, THE AGREEMENT AND THE ANCILLARY AGREEMENTS REFERRED TO IN THE AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE DEBTORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE DEBTORS COMMENCE ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE AGREEMENT OR THE ANCILLARY AGREEMENTS, OR ALLEGING ANY BREACH OF THIS NOTE, THE AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, THE HOLDER AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

            8.8 THE DEBTORS HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS NOTE, THE AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS.


                                    * * * * *

            IN WITNESS WHEREOF, each Debtor has caused this Note to be signed by a duly authorized officer and dated as of the date first above written.


UNITED SHIPPING & TECHNOLOGY, INC.



By:_________________________________
      Name:
      Title:


UST DELIVERY SYSTEMS, INC.



By:________________________________
      Name:
      Title: